AGREEMENT FOR PURCHASE AND SALE OF ASSETS


         THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement"), is made effective as of September 5, 1996, by and between INDUSTRIAL ELECTRIC VEHICLES, INC., a California corporation ("Seller"), a wholly-owned subsidiary of U.S. ELECTRICAR, INC., a California corporation, U.S. Electricar, Inc., a California corporation, ("Electricar"), and LEGEND ELECTRIC VEHICLES, a California corporation ("Buyer").

                                    RECITALS

         A. The Seller is engaged in a business relating to the design and manufacture of electric-powered vehicles, and owns certain properties and assets used therein.

         B. The Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, certain properties and assets of the Seller as more specifically set forth in Paragraph 1.a.(i) through Paragraph 1.a.(v) inclusive.

                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of  the  above  recitals,   mutual
agreements,   covenants,   representations  and  warranties  contained  in  this
Agreement, the parties hereto hereby agree as follows:

         1.       Purchase and Sale of Assets.

                  a. Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from the Seller, certain of the assets and properties and rights thereto located in Redlands, CA of Industrial Electric Vehicles, Inc., whether tangible, intangible, real, personal, or mixed, (all of which are sometimes collectively referred to as the "Assets"), including, but without limitation to, the following:

                                    (i) The patents,  service marks, trademarks,
trade names, copyrights (and registrations and applications therefor), processes, methods, patterns, devices, formulae, discoveries, trade secrets and other know-how, all as identified on Exhibit "A" attached hereto (the "Technology"); and

                                    (ii) The inventory, work-in-progress, parts,
furniture, fixtures, machinery, tools, tooling, supplies, computers, software, sales and marketing material and equipment listed on Exhibit "B" attached hereto (the "Personal Property"); and

                                    (iii) The contracts of Seller  identified in
Exhibit "C" attached hereto (the "Contracts"); and

                                    (iv)  Subject to the  provision of Paragraph
1.d. (ii) accounts receivable or other amounts owing Seller as of closing, identified on Exhibit "D" attached hereto (the "Receivable"); and

                                    (v) All of Seller's  data,  drawings,  files
and records pertaining to the Technology, the Personal Property, the Contracts and the Receivable.

                                    (vi)  Notwithstanding the foregoing,  Seller
shall retain certain assets, including furniture, tools, supplies, computer related equipment, and drawings which are specifically related to the Bus, Upfit/Retrofit, Electrolite, World Delivery Vehicle, Amtrak designed vehicle, and ground support vehicles (AQMD project including Lav Carts).

                  b. Purchase Price. The Fixed Purchase Price for the Assets shall be One Million Eighty Thousand Dollars ($1,080,000). An additional, contingent amount which reflects a portion of Receivable collections may be paid as set forth below and shall not exceed One Hundred Seventeen Thousand Dollars ($117,000).

                  c. Allocation & Purchase Price. The Purchase Price shall be allocated among the Assets in the manner mutually agreed to by Buyer and Seller prior to closing.

                  d.       Payment of Purchase Price.

                           (i) Fixed Purchase Price Payment. The Fixed Purchase Price Payment Shall Be As Follows:

                                    (1)  Buyer  agrees to  assume,  and shall be
                                    credited   with,   the   principal    amount
                                    outstanding   under  the   Promissory   Note
                                    ("Note") due Vehicle  Holding  Company as of
                                    closing.   Seller   shall  have  no  further
                                    obligation or guarantee requirements under said Note.

                                    (2) Buyer agrees to assume  warranty  claims
                                    made  against  U.S.  ELECTRICAR,   INC.  and
                                    INDUSTRIAL   ELECTRIC  VEHICLES,   INC.  for
                                    industrial  electric  vehicles  and shall be
                                    credited   with  a  value  of  Eighty  Eight
                                    Thousand Dollars ($88,000), provided that:


                                    a)       claims are submitted  after date of
                                             closing, and

                                    b)       claims are for vehicles shipped and
                                             invoiced   during   the  12  months
                                             period  immediately  preceding  the
                                             closing  date.  Buyer shall receive
                                             full   credit  for   Eighty   Eight
                                             Thousand  Dollars

                                             ($88,000) toward the purchase price
                                             regardless of the aggregate  amount
                                             of claims  which are subject to the
                                             provisions above.


                           (ii) Contingent Purchase Price Payment. Buyer agrees to pay Seller, or its designee, an amount equal to 50% of the accounts receivable cash collections over a base amount  of Three  Hundred  Thousand  Dollars
                                    ($300,000)  as  listed  on  the   Industrial
                                    Electric Vehicles,  Inc. accounts receivable
                                    trial balance dated July 23, 1996. The total
                                    of  such  payments   shall  not  exceed  One
                                    Hundred    Seventeen     Thousand    Dollars
                                    ($117,000).

                  e. No Assumption of Liabilities. This Agreement pertains solely to the purchase and sale of the Equipment and the Contracts and, except for the obligations of Seller under the Contracts set forth in Exhibit C (as such exhibit is constituted at the closing) which Buyer specifically assumes, Buyer does not assume and Buyer shall not be obligated to assume any debts, liabilities, contracts, undertakings or commitments of, or claims against Seller, whether pertaining to the Assets or otherwise.

         2.        The Closing.

                   a. Closing. The closing of the transactions provided for in Paragraph 1 hereof shall take place at the offices of Seller in Redlands, CA, on September 5, 1996, at 10:00 am, or such other date (and/or place and/or time) as may be agreed upon between the parties, such date being referred to herein as the "Closing Date" or "Closing". If the Closing shall not take place at such date or time, either party may terminate this Agreement upon written notice to the other.

                   b. Delivery at Closing.

                            i) Seller shall deliver or cause to be delivered the
following at the Closing:

                                    a) One or more bills of sale or  assignments
covering the Assets in form and substance satisfactory to counsel for Buyer; and

                                    b) A certified  copy of the written  consent
of a majority of the Directors of Seller approving the sale of the Assets in such form as is acceptable to Buyer; and

                                    c) Consent by Vehicle Holding Company to the
transfer of the Promissory Note due Vehicle Holding Company,

                                    d) Such other  documents or  certificates as
are required as conditions precedent to the obligations of Buyer under Paragraph 7, or as may be reasonably required by counsel for Buyer to place Buyer in actual possession and operating control of the Assets pursuant to the provisions of this Agreement.

The Seller at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. Simultaneously with the consummation of the transfer, the Seller through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and Assets to be conveyed and transferred by this Agreement. If requested by Buyer, the Seller agrees at Seller's expense to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer under this Agreement and that require prosecution or enforcement in the Seller's name.

                            ii) Buyer shall  deliver or cause to be delivered to
Seller the following at the Closing:


                                    a) A certified  copy of the written  consent
of the Directors or a certified copy of the minutes of a meeting of the Board of Directors of Buyer approving the purchase of the Assets in such form as is acceptable to Seller; and

                                    b) Such other documents and  certificates as
are required as conditions precedent to the obligations of Seller under Paragraph 8, or as may be reasonably required by counsel for Seller.

         3. Representations and Warranties of the Seller. The Seller represents and warrants to Buyer that, except as set forth on the disclosure schedule attached hereto as Schedule 1 and incorporated herein by reference (the "Disclosure Schedule"):

                   a. Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it was incorporated; has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it; and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the Seller's business or its properties makes such qualification necessary.

                   b. Authorization. This Agreement has been duly authorized by Seller's and Electricar's Boards of Directors and constitutes a valid and binding obligation of the Seller and Electricar enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application affecting creditors' rights. This Agreement will not violate, with or without the giving of notice and/or the passage of time, the Articles of Incorporation or the Bylaws of Seller or Electricar, any agreement to which Seller or Electricar may be a party, or any laws of any state, local or federal agency which may be applicable to this Agreement, and will be valid, binding and enforceable against Seller or Electricar in accordance with its terms.

                  c. Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute with or without the giving of notice and/or the passage of time any of the following: (1) a breach of any term or provision of this Agreement;
(2) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Seller or Electricar, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Seller or Electricar is a party or by which the Seller or Electricar or the property of the Seller or Electricar is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Seller or Electricar; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of the Seller or Electricar.

                  d. Authority and Consents. The Seller and Electricar have the right, power, legal capacity, and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons or entities are necessary in connection with it. The execution and delivery of this Agreement by the Seller and Electricar has been duly authorized by all necessary corporate action on the part of the Seller and Electricar.

                  e. Subsidiaries. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

                  f. Financial Statements. Exhibit E to this Agreement sets forth the unaudited interim financial statements of the Seller as of June 30, 1996, and the 10Q of Electricar for the period ended April 30, 1996, certified by controller of the Seller as accurately reflecting the financial condition of the Seller for the periods indicated. The financial statements in Exhibit E are referred to herein as the "Financial Statements." The Financial Statements fairly represent the financial position of the Seller and contain true and accurate statements of each and all of the assets and liabilities of Seller as of the respective dates indicated in the Financial Statements, and the results of its operations for the respective periods indicated.

                  g. Claims and Liabilities. Exhibit F to this Agreement contains a true and complete schedule of all liabilities and obligations of the Seller. To the best of Seller's knowledge, Seller has no debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not set forth in Exhibit F. Notwithstanding the foregoing, only the Seller Liabilities set forth on Exhibit G are being assumed by Buyer.

                  h. Tax Returns and Audits. Within the times and in the manner prescribed by law, the Seller has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Seller. The Seller has never filed, and will not file on or before the Closing Date, any consent under ss.341(f) of the Internal Revenue Code of 1986, as amended.

                  i. Hazardous Materials. To Seller's and Electricar's best knowledge, there are no asbestos-containing materials incorporated into the leased premises set forth in Paragraph 3.j. (above) buildings or interior improvements that are part of that real property, or into any other Assets of the Seller, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on those leased premises.

                  j. Inventory. The inventories of raw materials, work in process, and finished goods (collectively called "Inventories") shown on Exhibit B, are being sold in their "As Is" condition. Except for sales made in the ordinary course of business, and except for the inventories relating to the business of Seller being retained as described in Paragraph 1.a.(vi), all the Inventories shown on Exhibit B are the property of the Seller. The value of the Inventories has been determined on a "first-in, first-out" basis consistent with prior years.

                  k. Other Tangible Personal Property. Exhibit B to this Agreement contains a schedule describing, and specifying the location of all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, jigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by the Seller in connection with its business which are to be sold in this transaction.

                  l. Trade Names, Trademarks and Copyrights. Exhibit A to this Agreement contains a schedule of all tradenames, trademarks, service marks, and copyrights and their registrations, owned by the Seller or in which they have any rights or licenses, together with a brief description of each. The Seller does not have any knowledge of any infringement or alleged infringement by others of any such trade name, trademark, service mark, or copyright. To Seller's knowledge, Seller has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, partnership or corporation. The Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. The Seller owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for its business as now conducted by it (including without limitation those listed in Exhibit A, and to Seller's knowledge, that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. The Seller has the right to sell or assign to Buyer all such owned trademarks, trade names, service marks, and copyrights, and all such licenses or other rights.

                  m. Patents and Patent Rights. Exhibit A to this Agreement contains a true and complete schedule of all patents, inventions, industrial models, processes, designs, and applications for patents owned by the Seller in which it has any rights, licenses, or immunities (the "Intellectual Property"). There have not been any interference actions or other judicial, arbitration, or other adversary proceedings concerning any of the Intellectual Property. To Seller's knowledge, the manufacture, use, or sale of the Intellectual Property do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or corporation; and to Seller's knowledge, the Seller has not infringed and is not now infringing on any patent or other right belonging to any person, firm, or corporation. The Seller is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula. The Seller has the right and authority to use and to transfer to Buyer the Intellectual Property as are necessary to enable it to conduct and to continue to conduct all phases of its business in the manner presently conducted by it, and that use does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

                  n. Trade Secrets.  Exhibit A to this Agreement contains a true and complete list, of the Seller's trade secrets, including all customer lists, processes, know-how, computer programs and routines, archival libraries, pictures, and other technical data which are to be sold in this transaction. The specific location of each trade secret's documentation, if any, including its description, specifications, charts, procedures, and other material relating to it, is also set forth with it in that Exhibit. To Seller's knowledge, the Seller is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. The Seller has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to the Seller and not to be divulged or misused. To Seller's knowledge, all these trade secrets are presently valid and protectable and are not part of the public knowledge or literature; nor to the Seller's knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of the Seller.

                  o. Title to Assets. Seller has good and marketable title to all its Assets and interests in Assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in Assets that are used in the business of the Seller. All these assets are free and clear of the restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except the lien of current taxes not yet due and payable and possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these Assets or materially impair business operations. All real property and tangible personal property of the Seller is being sold in its "As Is" condition solely with respect to its operating condition, wear and tear. The Seller is in possession of all premises leased to it from others. No officer, director, or employee of the Seller; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real property leased to the Seller or any copyrights, patents, trademarks, trade names, or trade secrets licensed by the Seller or any other Asset.

                  p. Employment Contracts and Benefits. Seller has no employment contracts or collective bargaining agreements, or pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which the Buyer is a party or by which the Buyer is bound. Seller has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of Buyer, or the Seller to make any payment to any present or former employee following termination of employment.

                  q. Insurance Policies. Exhibit H to this Agreement is a description of all insurance policies held by the Seller and Electricar concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit H. The Seller has maintained and now maintains (1) insurance on all its Assets and business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. The Seller is not in default with respect to payment of premiums on any such policy. No claim is pending under any such policy.


                  r. Other Contracts. The Seller is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement that is unusual in nature, duration, or amount (including, without limitation, any agreement requiring the performance by the Seller of any obligation for a period of time extending beyond one month from the Closing Date or calling for consideration of more than Two Thousand Dollars ($2,000)); except the agreements listed in Exhibit C, copies of which have been furnished to Buyer. There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements. The Seller has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. The Seller is not a party to, nor is any of its property bound by, any agreement that is materially adverse to the business, properties, or financial condition of the Seller.

                  s.       Compliance With Laws.

                           i)  Environmental  Protection  Laws.  The  Seller and
Electricar have complied in all material respects with all federal, state, and local environmental protection laws and regulations and have not been cited for any violation of any such law or regulation. No expenditures calling for consideration of more than Two Thousand Dollars ($2,000) will be required for compliance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the environment. There is no pending audit known to the Seller or Electricar or any of their officers or Directors by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by the Seller or Electricar or relating to the facilities of the Seller or Electricar. Neither Seller nor Electricar has any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.

                           ii)  OSHA  Laws.  The  Seller  and  Electricar   have
complied with all requirements of the Occupational Safety and Health Act and its state equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on its operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to its business or properties.

                           iii) Export Laws. Neither Seller nor Electricar is in
violation of any provision of the Export Administration Act of 1979 or the Foreign Corrupt Practices Act of 1977.

                           iv) Fees or Commissions.  The Seller has not directly
or indirectly paid or delivered any fee, commission, or other money or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, that is in any manner related to the business or operations of the Seller and that the Seller knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. The Seller has not participated, directly or indirectly, in any boycott or other similar practice affecting any of its actual or potential customers. The Seller has at all times done business in an open and ethical manner.

                           v) Others.  The Seller and  Electricar  have complied
with, and are not in violation of, any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

                  t. Litigation. There is not pending, or, to the best knowledge of the Seller threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting the Seller or any of its business, Assets, or financial condition. The Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Seller is not presently engaged in any legal action to recover monies due to damages sustained by it.

                  u. Interest in Customers, Suppliers and Competitors. No officer, Director, shareholder, or employee of the Seller, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of the Seller or in any person from whom or to whom the Seller leases any real or personal property, or in any other person with whom the Seller is doing business.

                  v. Full Disclosure. None of the representations and warranties made by the Seller or Electricar or made in any certificate or memorandum furnished or to be furnished by the Seller or Electricar on their behaves, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  w. Conflicting Agreements. The consummation of the transactions contemplated hereby will not violate any provision of any order, judgment or decree to which Seller is a party or by which it is bound, and will not violate any trust deed, mortgage, security interest, lien, lease, agreement, instrument or any other restriction of any kind or character to which Seller is subject and which affects Seller's ownership or operation of the Assets.

                  x. Title of Assets. Seller has good and marketable title to the Assets, whether real, personal, mixed, tangible or intangible. Except as described on Exhibit F, all Assets are free and clear of restrictions on, or conditions to, transfer or assignment and free and clear of trust deeds, mortgages, security interests, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions of any kind. Unless otherwise agreed by Buyer all conditions, restrictions, liens or other matters listed on Exhibit F shall be fully satisfied or removed on or prior to the Closing Date.

                  y. No Fraudulent Conveyance. Seller is not entering into this transaction with the intention of hindering, delaying or defrauding any creditor.

         4. Buyer's Representations and Warranties. Buyer represents and warrants to the Seller that:

                  a. Corporate Status. Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) has the requisite corporate power and authority to own, lease, use and operate its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing, use or operation of its property or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would, in the aggregate, not reasonably be expected to have a material adverse effect on the Buyer and its subsidiaries, taken as a whole. "Material Adverse Effect" or similar derivatives shall mean where the effect on Buyer would be a liability in excess of One Hundred Thousand Dollars ($100,000).

                  b. Directors' Authorization. This Agreement has been duly authorized by Buyer's Board of Directors. This Agreement will not violate, with or without the giving of notice and/or the passage of time, the Articles of Incorporation or the Bylaws of Buyer, any mortgage, contract or other agreement or instrument to which Buyer may be a party, and will be valid, binding and enforceable against Buyer in accordance with its terms.

                  c. Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have already been obtained or made), or review or exemption by, any governmental or public body or authority, or any subdivision thereof, or any bank is required in connection with, (i) the execution, delivery or performance of this Agreement by Buyer or (ii) the authorization, legality, validity, binding effect or enforceability of this Agreement against Buyer, except where the failure to obtain any such consent or approval would not have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

                  d. Compliance With Laws. At the Closing, Buyer will be in compliance with all applicable laws, regulations and administrative orders of any country, state, municipality or any subdivision thereof to which it or its business and its employment of labor or use or occupancy of properties or any part thereof may be subject. Buyer has, or will obtain, all permits, licenses and franchises from governmental agencies required to conduct its business as is now being conducted. Buyer has not failed to comply with any statute, law, ordinance, regulation, rule or order of any federal, state, local or other governmental agency, or any judgment, decree, or order of any court, relating to or materially affecting its business or its assets which would have a material adverse effect on Buyer.

                  e. Execution and Performance of Agreement. The execution and performance by Buyer of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under any law or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any contract, agreement or instrument by which Buyer is or will at the Closing be bound.

                  f. Litigation. Buyer is not presently engaged in or threatened with any litigation (including appeals of lower court decisions, arbitration, claim or other legal proceedings or governmental or any other investigation which (i) is material and adverse to Buyer and its subsidiaries taken as a whole or (ii) questions the validity or enforceability of this Agreement.

                  g. Accuracy of Information. No representation or warranty in this Agreement, nor any of the material heretofore furnished or to be furnished to Seller by

Buyer or the employees, agents or representatives of Buyer contains or will contain any untrue or misleading statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

                  h. No Liabilities. Neither Brian Scott Breckley ("Breckley") nor Larry Lee Sparks ("Sparks") has any personal knowledge of liabilities of Seller or Electricar not disclosed by Seller or Electricar in this Agreement.


                  i. No Environmental. To the best knowledge of Breckley and Sparks, Seller and Electricar are in compliance with the following Superfund requirements of CERCLA (Comprehensive Environmental Response Compensation and Liability Act):

                  (a) Neither Seller nor Electricar has caused or allowed, nor has the Seller or Electricar contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise, in violation of any law or regulation (local, State or Federal) with the exception of the Ninety (90) Day Storage law for hazardous waste.

                  (b) Seller and Electricar, the operations of its business, and any real property that the Seller and Electricar own, lease, or otherwise occupy or use (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.

                  (c) Neither Seller nor Electricar has received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations, nor is either aware of any basis therefor.

                  (d) Seller and Electricar have obtained and are maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon and are in compliance with all such permits, licenses and approvals.

                  (e) The Seller and Electricar have not caused or allowed a release, or a threat of release (to the extent the same is under the Seller's or Electricar's control), of any Hazardous Substance unto, at or near the Premises.

                  The term "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et. seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et. seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et. seq.

                           The  term  "Hazardous  Substance"  includes  oil  and
petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

         5. The Seller's Obligations Before Closing. The Seller covenants that from the date of this Agreement until the Closing:

                  a. Access to Premises and Information. Buyer and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Seller. The Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of the Seller that may reasonably be requested. To the extent feasible and without extra expense to Buyer, the inspection may occur on the weekends or outside of the Seller's principal place of business.

                  b. Preservation of Business and Relationships. The Seller will use its reasonable efforts to preserve its business organizations intact, to keep available the services of present employees and to preserve its present relationships with suppliers, customers, and others having business relationships with it, including preserving all goodwill associated therewith.

                  c. Maintenance of Insurance. The Seller will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business.

                  d. Employees and Compensation. The Seller will not do, or agree to do, any of the following acts: (1) make any increase in compensation payable or to become payable by it, to any officer, or director, or any increase greater than the increase in the last year to any employee, sales agent, or representative; (2) make any increase in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which it is a party or by which it may be bound.

                  e. New Transactions. The Seller shall not, without Buyer's written consent, do or agree to do any of the following acts:

                           i)  Unusual  Contracts.   Enter  into  any  contract,
commitment, or transaction not in the usual and ordinary course of its business; or

                           ii)  Excessive  Contracts.  Enter into any  contract,
commitment, or transaction in the usual and ordinary course of business involving an amount exceeding Ten Thousand Dollars ($10,000), individually, or in the aggregate; or

                           iii)   Capital   Expenditures.   Make   any   capital
expenditures in excess of Ten Thousand Dollars ($10,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of Ten Thousand Dollars ($10,000); or

                           iv) Sale or Disposal.  Sell or dispose of any capital
Assets.

                  f. Payment of Liabilities and Waiver of Claims. The Seller shall not do, or agree to do, any of the following acts: (1) waive or compromise any right or claim; or (2) cancel, without full payment, any note, loan, or other obligation owing to the Seller.

                  g. Existing Agreements. The Seller shall not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts without Buyer's prior written consent.

                  h. Representations and Warranties True at Closing. All representations and warranties of the Seller set forth in this Agreement and in any written statements delivered to Buyer by the Seller under this Agreement will also be true and correct as of the Closing Date as if made on that date.

                  i. Reporting Requirements and Compliance with Law. Seller shall duly and timely file all reports required to be filed with governmental authorities and will duly observe and conform to all laws, rules, regulations, ordinanaces, codes, orders, licenses and permits relating to the Business.


         6.       Buyer's Obligations Before Closing.

                  a. Cooperation in Securing Third-Party Consents. Buyer will use its best efforts to assist the Seller in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Buyer of any and all properties, Assets, and agreements, including agreements with the United States government or any of its agencies, to be assigned and transferred under the terms of this Agreement.

         7. Conditions Precedent to Buyer's Performance. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if the Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

                  a. Accuracy of Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by the Seller in this Agreement, or in any written statement that shall be delivered to Buyer by it under this Agreement, shall be true on and as of the Closing Date as though made at that time.

                  b. Performance. The Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

                  c. Certification. Buyer shall have received a certificate, dated the Closing Date, signed and verified by the Seller's president and treasurer, certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in paragraphs 7a-c (above) have been fulfilled.

                  d. Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

                  e. Corporate Approval. The execution and delivery of this Agreement by the Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate and shareholder action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified respectively by the Secretary of the Seller.

                  f. Sales and Use Tax on Prior Sales. The Seller agrees (i) to furnish to Buyer, upon Buyer's request and within 30 days, a clearance certificate from all applicable jurisdictions regulating the payment of sales taxes and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of the Seller accruing before the Closing Date have been fully provided for or otherwise satisfied.

                  g. Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Buyer and the Seller and delivered to Buyer.

                  h. Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

         8. Conditions Precedent to Seller's Performance. The obligations of the Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

                  a. Accuracy of Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

                  b. Performance. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

                  c. Corporate Approval. All corporate action necessary or proper to fulfill the Buyer's obligations to be performed under this Agreement on or before the Closing Date shall have been obtained.

                  d. Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Buyer and the Seller and delivered to Buyer.

         9.       Obligations After Closing of the Parties.

                  a. Buyer Non-Compete. In consideration of the transactions set forth in this Agreement and to forestall the unauthorized use of the Seller's and Electricar's "Seller Proprietary Information" (as defined below), which proof of such unauthorized use would be extremely difficult, for a period commencing from the date hereof and ending on the second anniversary thereof (hereinafter the "Covenant Period"), Buyer, Breckley and Sparks (each a
"Non-Compete Party") agree jointly and severally that none of them shall, directly or indirectly, either as an entity, employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, (hereinafter collectively a "Prohibited Position") engage or participate in activities within the United States of America or any foreign country (herinafter the "Covenant Territory") which are the same as, or competitive with, the activities the Seller or Electricar or any of its affiliates, including its parent corporation, presently performs or intends to enter into involving the following vehicles or derivatives thereof and any application involving said vehicles, including but not limited to the sale, manufacture, distribution, leasing or any other commercialization of said vehicles:

                                 1)   On-road full passenger and shuttle bus,

                                 2)   On-road sedan and truck conversion,
                                 3)   Electrolite and World Delivery Vehicle,
                                 4)   Model 535 with Federal Express,
                                 5)   Model 541,
                                 6) Amtrak vehicle designed for narrow aisle application,
                                 7)   Ground  Support   Vehicles:   specifically
                                      tractors, belt conveyor vehicles, lavatory vehicles, and pushback vehicles.

Each Non-Compete Party also hereby acknowledges that the pursuit of the activities forbidden by this Section would necessarily involve the misuse and/or unauthorized disclosure of the Seller's and its parent's proprietary and/or trade secret information, including but not limited to (a) information related to construction or manufacturing techniques, processes, trade secrets, electronic codes, proprietary techniques, inventions, improvements and research projects; (b) information about costs, profits, markets, sales, and lists of customers; (c) plans for future development and new product concepts; and (d) all documents, books, papers, drawings, models, sketches and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been accessible to or in such Non-Compete Party's possession as well as written or verbal instructions or comments related thereto (the "Seller Proprietary Information"). Each Non-Compete Party hereby agrees to keep such Seller Proprietary Information confidential.

                           Remedies. Each Non-Compete Party acknowledges that it
may be difficult to measure in monetary terms the damages which may result to the Seller or its parent if it or he breaches this covenant. Each Non-Compete Party therefor agrees that in addition to all other remedies, legal or equitable, to which the Seller may be entitled, it shall be entitled to enforce this covenant through injunctive relief for specific performance if the Seller reasonably believes such Non-Compete Party has breached its or his covenant.

                           Severability.  The Seller and each Non-Compete  Party
agree that the above covenant shall be deemed a series of separate covenants, one for each county and/or country in the Covenant Territory. Each covenant shall be deemed independent and severable. The invalidity or partial invalidity or unenforceability of any one covenant shall not effect the validity or unenforceability of any other covenant provided in this Section.

                           b.  Seller  and  Electricar  Non-Compete.  Seller and
Electricar agree for a period of two (2) years, that it shall not, directly or indirectly, engage in or participate in activities within the United States of America which are the same as, or competitive with, the activities which Buyer presently performs or intends to enter into involving any of the current Industrial Electric Vehicle product lines which are not specified in Paragraph 9a. above or derivatives thereof and any application involving said vehicles, including but not limited to the sale, manufacturer, distribution, leasing or any other commercialization of said vehicles.

Seller and Electricar also hereby acknowledge that the pursuit of the activities forbidden by this Section would necessarily involve the misuse and/or
unauthorized   disclosure  of  the  Buyer's   proprietary  and/or  trade  secret
information, including but not limited to (a) information related to construction or manufacturing techniques, processes, trade secrets, electronic codes, proprietary techniques, inventions, improvements and research projects;
(b) information about costs,  profits,  markets,  sales, and lists of customers;
(c) plans for future development and new product concepts; and (d) all documents, books, papers, drawings, models, sketches and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been accessible to or in Seller's or Electricar's possession as well as written or verbal instructions or comments related thereto (the "Buyer Proprietary Information"). Seller and Electricar hereby agree to keep such Buyer Proprietary Information confidential.

Buyer further agrees that Seller and Electricar retain rights to market, manufacture and otherwise distribute, all current Industrial Electric Vehicles product lines outside of the United States and access to existing technical drawings and data packages associated with such rights. Seller and Electricar agree that any vehicles manufactured through the retention of such rights under any type of agreement will not be imported into the United States or markets in which Buyer has existing representation as of the Closing Date.

Notwithstanding the foregoing, Buyer may continue to sell the current product lines to existing customers with whom the company has conducted business over the past three (3) years, and may accept orders from new customers, until such time as Seller or Electricar commences marketing, manufacturing or distribution directly, or indirectly through subcontract or license arrangements, outside the United States. It is currently anticipated that Seller and Electricar will seek to contract with Buyer to provide assistance to Seller and Electricar, for a fee or other arrangement to be negotiated, in assisting Seller and Electricar in said marketing, manufacturing or distribution.

                  c. Indemnification. Each party shall indemnify, defend, and hold harmless the other party against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that the other party shall incur or suffer, that arise, result from, or relate to any breach of, or failure by a party to perform any of the representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, Exhibit, or other instrument furnished or to be furnished by it under this Agreement; provided, however, the parties' obligations under this Paragraph 9.c. shall expire on December 31, 1998.

                  d. Use of Name. Seller and Electricar agree that after the Closing Date they shall not use or employ in any manner directly or indirectly the names that Buyer has purchased pursuant to this Agreement or any name that would be similar to such names, and that they will take and cause to be taken all necessary action by their Boards of Directors, stockholders, and any other persons in order to make this change in the Seller's name on or before the Closing Date.

                  e. Name Change. The Seller and Electricar agree that immediately after the Closing Date they will take all action required to change their name to a name that does not employ in any manner directly or indirectly the names that Buyer has purchased pursuant to this Agreement or any name that would be similar to such names.

         10.      Miscellaneous.

                  a. Brokers and Finders. Except as set forth in the Disclosure Schedule, each party represents that it has not dealt with any broker or finder in connection with any transaction contemplated by this Agreement.

                  b. Costs and Expenses. Except as specifically provided in this Agreement, each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                  c. Form of Agreement. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

                  d. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto, all of which are incorporated by this reference herein, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  e. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  f. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

                  g. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party. No such assignment shall release the assigning party from its obligations under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon Buyer, its successors and assigns and upon Seller and Electricar, its successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

                  h. Attorneys' Fees and Costs. In the event of any litigation or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

                  i. Representations and Warranties. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

                  j. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally or by one-day courier, or by facsimile transmission with hard copy to follow via U.S. Mail where receipt is acknowledged by the receiving machine or if given by prepaid telegram, or mailed first-class airmail, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given 72 hours after such delivery, to the applicable party's address set forth on the signature page herein. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

                  k. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, County of San Bernardino, as applied to contracts that are executed and performed entirely therein.

                  l. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

                  m. Number and Gender. All terms in this Agreement shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand. When the term Seller or Electricar is used herein, it shall refer to each entity within that definition.

                  n. Ambiguities. This Agreement has been negotiated at arms-length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has had the benefit of legal advice from experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code ss.1654), or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties.

                  o. Bulk Sales Law. Buyer and Seller agree to waive compliance with the provisions of the California law commonly known as the "Bulk Sales Law" (Section 6101 eg seg. of the California Commercial Code). Any failure to comply with the Bulk Sales Law, and any liabilities which may exist as a result of said failure, shall be the responsibility of Seller, which shall indemnify and hold Buyer harmless therefrom.

                  p. Further Assurances. Seller and Electricar will, when reasonably requested so to do by Buyer, and Buyer will when reasonably requested so to do by Seller or Electricar execute, acknowledge and deliver, or cause to be executed, acknowledged, or delivered any and all such further conveyances, assignment, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents, and any and all such further instruments and documents as may be necessary, expedient or proper, in order to complete any and all conveyances, transfers, sales and assignments herein provided, and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so requested in order to carry out the intent and purpose of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



SELLER:                                     BUYER:

INDUSTRIAL ELECTRIC VEHICLES, INC.          LEGEND ELECTRIC VEHICLES

By:  /s/ John J. Micelo                     By:  /s/ Scott Breckley
     -------------------------                   -----------------------


- ------------------------------              ----------------------------
         (Signature)                                  (Signature)

      John J. Micelo III                          Scott Breckley
- ------------------------------              ----------------------------

            V.P.                                    President
- ------------------------------              ----------------------------
(Print Name & Title)                        (Print Name & Title)
1981 W. Redlands Blvd.
Redlands, CA  92373

With copy to:                               With copy to:

Donald C. Reinke, Esq.                      Betty S.N. Auton, Esq.
Pezzola & Reinke, APC                       Redlands Federal Bank Bldg.
1999 Harrison Street, Suite 1300            300 East State Street, Suite 420
Oakland, CA 94612                           Redlands, CA  92373



U.S. ELECTRICAR, INC.


By:  /s/ John J. Micelo                      /s/ Brian S Breckley
     --------------------------              ------------------------------
                                             Brian Scott Breckley, as
                                             an individual

       John J. Micelo IV V.P.                         Larry Lee Sparks
     --------------------------              ---------------------------------
             (Signature)                     Larry Lee Sparks, as an individual
     5 Thomas Mellon Circle, Suite 305
     San Francisco, CA  94134

The Exhibits to this Agreement are deemed not to be material in nature, and would be prohibitively expensive to submit. The exhibits are available for review from the Company upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             U.S. Electricar, Inc.
                                                  (Registrant)

Date: September 19, 1996,               By: /s/ John J. Micek III
                                           -----------------------------
                                                John J. Micek III
                                                General Counsel